UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2005

Budgethotels Network, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	91-1280046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, the Company closed on the Share Exchange Agreement, (the "Agreement") effective as of March 29, 2005 to acquire all of the issued and outstanding shares of Edentify, Inc., a Delaware corporation ("Edentify") in exchange for issuance of shares of the Company’s common stock as set forth below (the "Exchange"). A copy of the Agreement is attached hereto as an Exhibit.

The parties to the Agreement are Budgethotels Network Inc., Edentify, Inc., William McLaws, Terrence DeFranco and Robert Chalmers. Other than in respect of the Agreement, there is no material relationship between the Company, or its affiliates, and any of the parties to the Agreement.

Edentify has paid $75,000 to the Company, in conjunction with the execution of the Agreement and the satisfaction of subsequent conditions set forth in the Agreement and is also required to pay an additional $75,000 to the Company on or before July 31, 2005. The Company intends to assign the $150,000 to its wholly owned subsidiary, Info Center, Inc.

At Closing, the Company issued to DeFranco and certain nominees, 21,088,318 shares of its common stock and a Share Rights Certificate entitling them to receive the balance of the shares necessary to give DeFranco and such nominees collectively approximately 88.2% of the Company’s issued and outstanding common stock in exchange for all of the issued and outstanding common stock of Edentify.

The Agreement further provides that the Company’s current directors resignations are effective as of the date of closing and were replaced by nominees of Edentify as set forth in the Information Statement filed on Form 14F with the U.S. Securities and Exchange Commission (the "Commission") on March 31, 2005.

The Company also, in conjunction with the transaction, executed a distribution agreement (the "Distribution Agreement") with InfoCenter, Inc., through which the Company carried on all its operating business activities prior to the Exchange. Pursuant to the Distribution Agreement the Company will distribute the shares of InfoCenter, Inc., to the Company’s shareholders of record as of as of a record date immediately prior to the closing on the transaction with Edentify. Distribution of the shares of InfoCenter, Inc. is to be made on or before January 31, 2006 whether by means of a registration statement to be filed with the Commission by InfoCenter, Inc. or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Budgethotels Network, Inc.

May 5, 2005	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Share Exchange Agreement